INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-78269 of Oppenheimer Main Street Small Cap Fund on Form N-1A of our report dated July 24, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Denver, Colorado
December 5, 2000